                                   EXHIBIT 8.1

                                  SUBSIDIARIES

        The following is a list of the subsidiaries of Desc, S.A. de C.V. as of May 15, 2003. Unless otherwise noted, all of these subsidiaries were incorporated under the laws of Mexico.

CHEMICAL SECTOR

     1.     BIOQUIMEX NATURAL, S.A. DE C.V.
     2.     CID CENTRO DE INVESTIGACION Y DESARROLLO TECNOLOGICO, S.A. DE C.V.
     3.     DIRECCION IRSA, S.A. DE C.V.
     4.     DYNASOL ELASTOMEROS, S.A. (Spain)
     5.     DYNASOL ELASTOMEROS, S.A. DE C.V.
     6.     DYNASOL GESTION, S.A. (Spain)
     7.     DYNASOL, L.L.C. (Delaware, USA)
     8.     FENOQUIMIA, S.A. DE C.V.
     9.     FORESTACIONES OPERATIVAS DE MEXICO, S.A. DE C.V.
     10.    GIRSA CORPORATIVO, S.A. DE C.V.
     11.    GIRSA CONCENTRADORA, S.A. DE C.V.
     12.    HORIZONTES, S.A DE C.V.
     13.    INDUSTRIAS NEGROMEX, S.A. DE C.V.
     14.    INDUSTRIAS RESISTOL, S.A. DE C.V.
     15.    INMOBILIARIA THIERS, S.A. DE C.V.
     16.    NHUMO, S.A. DE C.V.
     17.    PARATEC ELASTOMERS L.L.C. (Delaware,USA)
     18.    PARATEC, S.A. DE C.V.
     19.    PLASTIGLAS DE MEXICO, S.A. DE C.V.
     20.    QUIMIR, S.A. DE C.V.
     21.    RESIRENE, S.A. DE C.V.
     22.    REXCEL, S.A. DE C.V.
     23.    TECNO INDUSTRIA RF, S.A. DE C.V.

FOOD SECTOR

     1.     ALIMENTOS DEL FUERTE, S.A. DE C.V.
     2.     AUTHENTIC ACQUISITION CORPORATION, INC. (Delaware, USA)
     3.     AUTHENTIC SPECIALTY FOOD, INC. (Texas, USA)
     4.     CELESTIAL DE MEXICO, S.A. DE C.V.
     5.     CORFUERTE, S.A. DE C.V.
     6.     INTERCAFE, S.A. DE C.V.
     7.     LA VICTORIA FOODS, INC. (USA)
     8.     NAIR INDUSTRIAS, S.A. DE C.V.
     9.     PESQUERA NAIR, S.A. DE C.V.
     10.    PROPEMAZ, S.A. DE C.V.
     11.    SERVICIOS CORFUERTE, S.A. DE C.V.
     12.    AQUATECNOLOGIA, S.A. DE C.V.
     13.    COMERCIALIZADORA AQUANOVA, S.A. DE C.V.
     14.    NUTRIENTES AQUANOVA, S.A. DE C.V.
     15.    AGROKEN, S.A. DE C.V.

     16.    COMERCIALIZADORA PORCICOLA MEXICANA, S.A. DE C.V.
     17.    GPM SERVICIOS, S.A. DE C.V.
     18.    GRUPO PORCICOLA MEXICANO, S.A. DE C.V.
     19.    NUTRIMENTOS GPM, S.A. DE C.V.
     20.    OPERADORA GPM, S.A. DE C.V.

AUTOPARTS SECTOR

     1.     ADMINISTRACION Y CONTROL HAYES, S.A. DE C.V.
     2.     AUTOMETALES, S.A. DE C.V.
     3.     AUTOPAR DISTRIBUIDORA, S.A. DE C.V.
     4.     BUJIAS MEXICANAS, S.A. DE C.V.
     5.     CARDANES, S.A. DE C.V.
     6.     CENTRO DE DESARROLLO INDUSTRIAL, S.A. DE C.V.
     7.     COMERCIALIZADORA MORESA, S.A. DE C.V.
     8.     CORPORACION INMOBILIARIA DE MEXICO, S.A. DE C.V.
     9.     CORPORATIVO UNIKO.  S.A. DE C.V.
     10.    DESC AUTOMOTIVE, INC. (Michigan, USA)
     11.    DESC AUTOMOTRIZ COMERCIALIZADORA, S.A. DE C.V.
     12.    DESC AUTOMOTRIZ, S.A. DE C.V.
     13.    DIRECSPICER, S.A. DE C.V.
     14.    DM NACIONAL, SA DE CV.
     15.    EJES TRACTIVOS, S.A. DE C.V.
     16.    ENGRANES CONICOS, S.A. DE C.V.
     17.    FORJAS SPICER S.A. DE C.V.
     18.    FUPRESA, S.A.  DE C.V.
     19.    HAYES WHEELS ACERO, S.A. DE C.V.
     20.    HAYES WHEELS ALUMINIO, S.A. DE C.V.
     21.    HAYES WHEELS DE MEXICO, S.A. DE C.  V.
     22.    INDUSTRIA ELECTRICA  AUTOMOTRIZ, S.A. DE C.V.
     23.    INMOBILIARIA CORCEL, S.A. DE C.V.
     24.    INMOBILIARIA EL PUENTE, S.A. DE C.V.
     25.    INMOBILIARIA UNIK, S.A. DE C.V.
     26.    MORESA, S.A. DE C.V.
     27.    MORESTANA, S.A. DE C.V.
     28.    PINTURAS, ESTAMPADO Y MONTAJE, S.A. DE C.V.
     29.    PISTONES MORESA, S.A.  DE C.V.
     30.    SPICER, S.A. DE C.V.
     31.    T.  F.  VICTOR, S.A. DE C.V.
     32.    TECNOMAC,  S.A. DE C.V.
     33.    TRANSMISIONES TSP S.A. DE C.V.
     34.    TRANSMISIONES Y EQUIPOS MECANICOS, S.A. DE C.V.
     35.    TRANSMITION TECNOLOGY CORPORATION (Michigan, USA)
     36.    UNICORP, S.A. DE C.V.
     37.    UNIKO, INC. (USA)
     38.    VELCON, S.A. DE C.V.
     39.    VILLA  INDUSTRIAL, S.A. DE C.V.

REAL ESTATE SECTOR

     1.     BOSQUES DE CHILUCA, S.A. DE C.V.
     2.     BOSUES DE LAS LOMAS, S.A. DE C.V.
     3.     BOSUES DE SANTA FE, S.A. DE C.V.
     4.     CANTILES DE MITA, S.A. DE C.V.
     5.     CANADA DE SANTA FE, S.A. DE C.V.
     6.     CLUB DE GOLF CANADA DE SANTA FE, S.A. DE C.V.
     7.     CLUB DE GOLF PUNTA MITA, S.A. DE C.  V.
     9.     CORPORATIVO ARCOS II, S.A. DE C.V.
     10.    CORPORATIVO DINE, S.A. DE C.V.
     11.    HOLDING DICOMEX, S.A. DE C.V.
     12.    INMOBILIARIA DINE, S.A. DE C.V.
     13.    OPERADORA CLUB DE GOLF PUNTA MITA, S.A. DE C.V.
     14.    OPERADORA DE NAYARIT, S.A. DE C.V.
     15.    PROMOCIONES BOSQUES, S.A. DE C.V.
     16.    PROMOTORA INMOBILIARIA HIDALGUENSE, S.A. DE C.V.
     17.    RESORT CLUB PUNTA MITA, S.A. DE C.V.
     18.    TURISTICA AKKO, S.A. DE C.V.

CORPORATE COMPANIES

     1.     AEROPYCSA, S.A. DE C.V.
     2.     AGROBIOS CORPORATIVO, S.A. de C.V.
     3.     BIG SOFT, S.A. DE C.V.
     4.     CORPORATIVO ARCOS DESC, S.A. DE C.V.
     5.     DESC CORPORATIVO, S.A. DE C.V.
     6.     PACIFIC INTERNATIONAL AIRWAYS, S.A. DE C.V.
     7.     SERVICIOS A CONDOMINIOS, S.A. DE C.V.
     8.     SERVICIOS CORPORATIVOS ARCOS, S.A. DE C.V.
     9.     FOMENTO HIPOTECARIO, S.A. DE C.V. SOCIEDAD FINANCIERA DE OBJETO
            LIMITADO